July 30, 1999, Friday

NETWORKS ELECTRONIC CORP. ANNOUNCES RECEIPT OF NEW OFFER TO PURCHASE COMPANY

Chatsworth California. Networks Electronic Corp. (OTC:NWRK) announced today that is has received a new offer to purchase its shares which may exceed the consideration Network Electronic Corp. is to receive from GWB (USA), Inc. pursuant to the definitive merger agreement which Networks Electronic Corp. entered into on July 19. 1999. Networks Electronic Corp. reported that a special committee of its board of directors today held an emergency meeting in order to begin the process of fully evaluating the terms of the new offer.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to significant risks and uncertainties that may cause results to vary from expectations. Such factors include: the possibility of adverse changes in the markets the companies serves and other risks and uncertainties regarding the operations of the company are described in Networks' most recent report on Form 10-K and 10-Q filed with the SEC.

CONTACT:
Carol Hummel, Investor Relations Networks Electronic Corp.
Ph: 818-341-0440 Ext 218